Exhibit 12
STATEMENT REGARDING COMPUTATION OF RATIOS

		Three
		months
		ended	Year Ended December 31,
		March 31, 2007	2006	2005	2004	2003	2002
			(in thousands of euros, except ratios)

	EU-IFRS(1)
	Earnings
1	Income before taxes, minority interest and extraordinary items	2,714,000	7,030,336	5,591,753	4,136,840	—	—
2	Add: Interest expenses and preferred dividend	1,696,074	5,522,499	4,413,641	3,183,688	—	—

3	Earnings excluding Interest on deposits	4,410,074	12,552,835	10,005,394	7,320,528	—	—
4	Add: Interest on deposits	1,661,365	5,548,207	4,387,394	3,285,268	—	—

5	Earnings including Interest on deposits	6,071,439	18,101,042	14,392,788	10,605,796	—	—

	Fixed Charges
6	Fixed Charges excluding Interest on deposits (Line 2)	1,696,074	5,522,499	4,413,641	3,183,688	—	—
7	Add: Interest on deposits (Line 4)	1,661,365	5,548,207	4,387,394	3,285,268	—	—

8	Fixed Charges including Interest on deposits	3,357,439	11,070,706	8,801,035	6,468,956	—	—

	Consolidated Ratios of Earnings to Fixed Charges
	Including Interests on deposits (Line 5 / Line 8)	1.81	1.64	1.64	1.64	—	—
	Excluding Interest on deposits (Line 3 / Line 6)	2.60	2.27	2.27	2.30	—	—

	Spanish GAAP(2)
	Earnings
1	Income before taxes, minority interest and extraordinary items	—	—	—	—	3,812,140	3,119,261
2	Add: Interest expenses and preferred dividend	—	—	—	—	3,026,750	3,850,014

3	Earnings excluding Interest on deposits	—	—	—	—	6,838,890	6,969,275
4	Add: Interest on deposits	—	—	—	—	3,523,440	5,506,127

5	Earnings including Interest on deposits	—	—	—	—	10,362,330	12,475,402

	Fixed Charges
6	Fixed Charges excluding Interest on deposits (Line 2)	—	—	—	—	3,026,750	3,850,014
7	Add: Interest on deposits (Line 4)	—	—	—	—	3,523,440	5,506,127

8	Fixed Charges including Interest on deposits	—	—	—	—	6,550,190	9,356,141

	Consolidated Ratios of Earnings to Fixed Charges
	Including Interests on deposits (Line 5 / Line 8)	—	—	—	—	1.58	1.33
	Excluding Interest on deposits (Line 3 / Line 6)	—	—	—	—	2.26	1.81

(1)	EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.

(2)	For quantitative information regarding the adjustments required to reconcile BBVA’s Spanish GAAP financial information to EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, see Appendix VI to BBVA’s consolidated financial statements prepared under IFRS, which are included in the 2006 Form 20-F.